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                                                                     Exhibit 5.1

                            MORGAN, LEWIS & BOCKIUS LLP
                                1701 Market Street
                              Philadelphia, PA 19103


June 21, 2001



Penn National Gaming, Inc.
825 Berkshire Boulevard, Suite 200
Wyomissing, PA 19610

RE:      Penn National Gaming, Inc. Registration Statement on
         Form S-4 (Registration No. 333-62672)
         ----------------------------------------------------

Ladies and Gentlemen:

We have acted as counsel to Penn National Gaming, Inc., a Pennsylvania corporation (the "Company"), and the Guarantors (as defined in the Indenture referred to herein) in connection with the filing by the Company of the referenced Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission. The Registration Statement registers under the Act the proposed issuance of up to $200,000,000 aggregate principal amount of the Company's 11 1/8% Series B Senior Subordinated Notes due 2008 (the "Series B Notes") in exchange for the Company's outstanding 11 1/8% Series A Senior Subordinated Notes due 2008 (the "Series A Notes") and guarantees evidencing the guarantors' joint and several guarantees of $200,000,000 aggregate principal amount of the Series B Notes (the "Guarantees"). The Series B Notes and related Guarantees are issuable, and the Series A Notes and related Guarantees were issued, under an Indenture dated as of March 12, 2001 (the "Indenture") among the Company, each of the Guarantors and State Street Bank and Trust Company, as trustee (the "Trustee").

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement, (b) the Indenture, (c) the respective charters and bylaws of the Company and the Guarantors as amended to date, (d) certain records of the corporate proceedings of the Company and the Guarantors, and
(e) such records, documents, statutes and decisions as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

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Penn National Gaming, Inc.
June 21, 2001
Page 2


Our opinion set forth below is limited to the laws of the Commonwealth of Pennsylvania and the laws of the State of New York. We have assumed for purposes of this opinion that the Indenture was duly authorized, executed and delivered by the Trustee, that the Indenture is a legal, valid and binding obligation of the Trustee, and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

Based upon the foregoing, and subject to the effectiveness of the Registration Statement under the Act and the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, we are of the opinion that when the Series B Notes are duly executed and delivered by duly authorized officers of the Company and duly authenticated by the Trustee, all in accordance with the terms of the Indenture, against surrender and cancellation of an identical principal amount of Series A Notes, the Series B Notes and related Guarantees will constitute valid and legally binding obligations of the Company and the Guarantors, as applicable, enforceable against the Company and the Guarantors in accordance with their respective terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent conveyances and transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving such opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

The opinion expressed herein is solely for your benefit, and may be relied upon only by you.

Very truly yours,


/s/ Morgan, Lewis & Bockius LLP